                                  Exhibit 11.1



                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)
                                   (Unaudited)



                                                          Six Months       Six Months
                                                            Ended             Ended
                                                         December 31,     December 31,
                                                             1998             1997
                                                         ------------     ------------
BASIC:

Weighted average number of common shares outstanding            7,485            7,390
                                                         ============     ============

Net income allocable to common shareholders              $      3,515     $      8,486
                                                         ============     ============

Net income per common share -- basic                     $       0.47     $       1.15
                                                         ============     ============
DILUTED:

Weighted average number of common shares outstanding            7,485            7,390
Weighted average common stock equivalents -
  Dilutive options                                                938              986
  Dilutive warrants                                                 6               34
                                                         ------------     ------------

Weighted average number of common shares outstanding            8,429            8,410
                                                         ============     ============

Net income allocable to common shareholders              $      3,515     $      8,486
                                                         ============     ============

Net income per common share -- diluted                   $       0.42     $       1.01
                                                         ============     ============

                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)
                                   (Unaudited)



                                                         Three Months     Three Months
                                                             Ended            Ended
                                                         December 31,     December 31,
                                                             1998             1997
                                                         ------------     ------------
BASIC:

Weighted average number of common shares outstanding            7,512            7,393
                                                         ============     ============

Net income allocable to common shareholders              $      2,053     $      2,500
                                                         ============     ============

Net income per common share -- basic                     $       0.27     $       0.34
                                                         ============     ============

DILUTED:

Weighted average number of common shares outstanding            7,512            7,393
Weighted average common stock equivalents -
  Dilutive options                                                907            1,033
  Dilutive warrants                                                 6               64
                                                         ------------     ------------

Weighted average number of common shares outstanding            8,425            8,490
                                                         ============     ============

Net income allocable to common shareholders              $      2,053     $      2,500
                                                         ============     ============

Net income per common share -- diluted                   $       0.24     $       0.29
                                                         ============     ============







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